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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             -----------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                       EURO TECH HOLDINGS COMPANY LIMITED
             (Exact name of registrant as specified in its charter)

 BRITISH VIRGIN ISLANDS                                            N/A
(State of Incorporation                                    (I.R.S. Employer
   or organization)                                         Identification No.)

c/o Euro Tech (Far East) Limited, 18 F Gee Chang Hong Centre,
65 Wong Chuk Hang Road, Hong Kong                                        N/A
(Address of principal executive offices)                              (Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                         Name of each exchange on which
to be so registered                         each class is to be registered
     Not Applicable                                Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, par value $.01 per share
                                (Title of Class)

                    Redeemable Common Stock Purchase Warrants
                                (Title of Class)
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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. Description of Registrant's Securities to be Registered

         Incorporated by reference to the section entitled "Description of Securities" contained in the Prospectus which forms a part of the Registrant's Registration Statement on Form F-1 under the Securities Act of 1933, as amended, File No. 333-16277.

ITEM 2.  EXHIBITS.

         1. Restated Memorandum and Articles of Association of the Registrant -- incorporated by reference, Exhibit 3.1 to the Registrant's Registration Statement on Form F-1, File No. 333-16277.

         2. Form of Common Stock Certificate -- incorporated by reference,
Exhibit 4.3 to the Registrant's Registration Statement on Form F-1, File No. 333-16277.

         3. Form of Redeemable Common Stock Purchase Warrant -- incorporated by reference, Exhibit 4.4 to the Registrant's Registration Statement on Form F-1, File No. 333-16277.

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                           EURO TECH HOLDINGS COMPANY LIMITED

                                           By:      /s/T.C. Leung
                                                    ---------------------------
                                                    T.C. Leung,
                                                    Chief Executive Officer

Dated: February 6, 1997

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